Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is made as of June 3, 2011 by and among DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), several banks, financial institutions and other entities referred to in the signature pages to this Agreement (collectively, the “Lenders”), and BANK OF AMERICA, N.A., not individually, but as “Administrative Agent”.

RECITALS

A. The Borrower, the Administrative Agent, and the Lenders are parties to a Credit Agreement dated as of August 17, 2010 (the “Credit Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B. The Borrower has requested certain changes to the terms of the Credit Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1. The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.

2. The following defined terms shall be added to Article I of the Credit Agreement:

“Credit Rating” means the long-term unsecured debt rating assigned by a Rating Agency to the Borrower.

“Level” has the meaning given that term in the definition of the term “Applicable Rate.”

“Material Non-Recourse Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower and its Subsidiaries that (a) constitutes Non-Recourse Indebtedness, and (b) is in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Non-Recourse Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Recourse Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Swap Contracts, of any one or more of the

Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Recourse Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to the asset or assets securing such Indebtedness, other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.

“Rating Agency” means S&P, Moody’s or any other nationally recognized statistical rating organization selected by the Borrower and approved of by the Administrative Agent in writing.

3. The following defined terms in Article I of the Credit Agreement shall be revised as indicated hereinbelow:

“Applicable Rate” means, subject to the following paragraph, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Rate

	xxxxxxxxxxxx	xxxxxxxxxxxx	xxxxxxxxxxxx	xxxxxxxxxxxx
Pricing Level	Consolidated Leverage Ratio	Facility Fee	Eurodollar Rate Margin Letters of Credit	Base Rate Margin
1	≤ 40%	35.0 bps	165.0 bps	65.0 bps
2	> 40% and ≤ 45%	40.0 bps	175.0 bps	75.0 bps
3	> 45% and ≤ 50%	40.0 bps	190.0 bps	90.0 bps
4	> 50% and ≤ 55%	45.0 bps	210.0 bps	110.0 bps
5	> 55%	50.0 bps	235.0 bps	135.0 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from June 3, 2011 through the date of the next change in the Applicable Rate pursuant to the preceding sentence shall be determined based upon Pricing Level 3. Thereafter, such Applicable Rate shall be adjusted from time to time as set forth in this definition.

After Administrative Agent receives written notice from the Borrower that it has received two (2) Credit Ratings, the Applicable Rate shall be the rate set forth in the table below corresponding to the level (each a “Level”) into which the Credit Ratings then fall. The Applicable Rates set forth below based upon the Borrower’s Credit Ratings, and any change in the Credit Ratings which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 6.02(e) that the Borrower’s Credit Ratings have been received or changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Ratings have changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Ratings have changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Rate shall be determined based on the Level corresponding to the higher of such two Credit Ratings, unless the split is more than one Level, in which case the Level shall be one Level higher than that corresponding to the lowest Credit Rating.

Rating	Facility Fee	Eurodollar Rate Margin	Base Rate Margin
≥A-/A3	30.0 bps	135.0 bps	35.0 bps
BBB+/Baa1	30.0 bps	145.0 bps	45.0 bps
BBB/Baa2	35.0 bps	160.0 bps	60.0 bps
BBB-/Baa3	40.0 bps	175.0 bps	75.0 bps
<BBB-/Baa3	45.0 bps	200.0 bps	100.0 bps

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Capitalization Rate” means, seven and three-quarters percent (7.75%).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Maturity Date” means June 3, 2015.

“Total Asset Value” means, as of the date of calculation, the aggregate, without duplication, of: (a) the Project Value of all Projects (other than Assets Under Development) owned by members of the Consolidated Group; plus (b) the Consolidated Group Pro Rata Share of the Project Value of all Projects (other than Assets Under Development) owned by Investment Affiliates; plus (c) an amount equal to the then current book value of each Asset Under Development owned by members of the Consolidated Group; plus (d) an amount equal to Consolidated Group Pro Rata Share of the then current book value of each Asset Under Development owned by an Investment Affiliate; plus (e) all Unrestricted Cash and Cash Equivalents owned by members of the Consolidated Group; plus (f) the applicable Consolidated Group Pro Rata Share of all Unrestricted Cash and Cash Equivalents owned by any Investment Affiliate; plus (g) Investments in mortgage notes receivable; plus (h) the Consolidated Group Pro Rata Share of Investments in all mortgage notes receivable owned by Investment Affiliates; plus (i) the amount of Indebtedness under clause (g) of the definition thereof.

4. The definition of “Material Indebtedness” is deleted from the Credit Agreement.

5. Section 2.02 (a) of the Credit Agreement is amended by restating the first two sentences thereof to read as follows:

Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 10:00 a.m. on the requested date of any Borrowing of Base Rate Loans.

6. Section 2.02(c) of the Credit Agreement is amended by adding the following additional sentence at the end thereof:

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

7. Section 2.02(e) of the Credit Agreement is restated to read as follows:

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Committed Loans.

8. The first sentence of Section 2.16(a) of the Credit Agreement is restated to read as follows:

Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrower may make a maximum of three such requests.

9. Section 6.02 of the Credit Agreement is amended by adding the following clause (e): “(e) of the Borrower’s receipt of a Credit Rating or any change to the Borrower’s Credit Rating.”

10. Section 7.11(a) of the Credit Agreement is restated to read as follows:

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $1,637,422,166 plus eighty percent (80%) of the aggregate proceeds received by the Borrower or the Trust (net of reasonable related fees and expenses) in connection with any offering of stock or other equity after March 31, 2011.

11. Section 8.01(e) of the Credit Agreement is restated to read as follows:

(e) Cross-Default. (i) Any event or condition occurs that (after giving effect to any notice or grace periods applicable thereto) results in any Material Recourse Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Recourse Indebtedness or any trustee or agent on its or their behalf to cause any Material Recourse Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) any event or condition occurs that (after giving effect to any notice or grace periods applicable thereto) results in any Material Non-Recourse Indebtedness becoming due prior to its stated maturity or any other event occurs that causes any Material Non-Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Non-Recourse Indebtedness to be made, prior to its stated maturity; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

12. Section 9.06 of the Credit Agreement is amended by deleting the first sentence of such Section and inserting the following in lieu thereof: “The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower or be removed by the Required Lenders for cause (which shall be gross negligence or willful misconduct) by notice to the Borrower, the Administrative Agent and the L/C Issuer.”

13. Section 9.08 of the Credit Agreement is amended to read as follows:

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents, Co-Documentation Agents, Managing Agents, or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

14. Section 10.06(b)(iii)(C) and (D) is each amended to add the following at the end thereof: “if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund”.

15. Schedule 2.01 of the Credit Agreement is replaced with Schedule 2.01 attached hereto.

16. The Borrower hereby represents and warrants the following:

a) no Default exists under the Loan Documents;

b) the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

c) there has been no material adverse change in the financial condition of the Borrower as shown in its December 31, 2010 financial statements;

d) the Borrower has full power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

e) all representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date, and except that for purposes of this clause (e), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

17. Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the “Credit Agreement” henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

18. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

19. This Amendment shall become effective when it has been executed by the Borrower, the Administrative Agent, and the Lenders.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP,
a Delaware limited partnership

By:	DCT Industrial Trust Inc.,
its sole general partner

By:	/s/ Matthew T. Murphy
Name:	Matthew T. Murphy
Title:	Executive Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kurt L. Mathison
Name:	Kurt L. Mathison
Title:	Vice President

BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kurt L. Mathison
Name:	Kurt L. Mathison
Title:	Vice President

WELLS FARGO BANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Alison Gallagher
Name:	Alison Gallagher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ James Harmann
Name:	James Harmann
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent and as a Lender

By:	/s/ Brendan Poe
Name:	Brendan Poe
Title:	Vice President

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent

By:	/s/ Neil Gupta
Name:	Neil Gupta
Title:	Director

By:	/s/ Aizaz Haque
Name:	Aizaz Haque
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ George R. Reynolds
Name:	George R. Reynolds
Title:	Director

By:	/s/ Perry Forman
Name:	Perry Forman
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ Sandra A. Sauer
Name:	Sandra A. Sauer
Title:	Vice President

REGIONS BANK,
as Co-Documentation Agent and as a Lender

By:	/s/ Rob MacGregor
Name:	Rob MacGregor
Title:	Senior Vice President

CAPITAL ONE, N.A.,
as Managing Agent and as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Vice President

UNION BANK, N.A.

By:	/s/ Katherine Brandt
Name:	Katherine Brandt
Title:	Vice President

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name:	John Rowland
Title:	Vice President

CITY NATIONAL BANK

By:	/s/ Robert A. Besser
Name:	Robert A. Besser
Title:	Senior Vice President

COMERICA BANK

By:	/s/ Adam Sheets
Name:	Adam Sheets
Title:	Vice President

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$32,000,000.00	10.666666666%
Wells Fargo Bank, National Association	$32,000,000.00	10.666666666%
PNC Bank, National Association	$32,000,000.00	10.666666666%
JPMorgan Chase Bank, N.A.	$32,000,000.00	10.666666666%
Deutsche Bank Trust Company Americas	$32,000,000.00	10.666666666%
US Bank National Association	$32,000,000.00	10.666666666%
Regions Bank	$32,000,000.00	10.666666666%
Capital One, N.A.	$18,000,000.00	6.000000000%
Union Bank, N.A.	$17,000,000.00	5.666666666%
Citibank, N.A.	$17,000,000.00	5.666666666%
City National Bank	$12,000,000.00	4.000000000%
Comerica Bank	$12,000,000.00	4.000000000%

Total	$300,000,000.00	100.000000000%